Exhibit 1.1

TSMC Arizona Corporation

US$            % Notes Due

US$            % Notes Due

US$            % Notes Due

Unconditionally and Irrevocably Guaranteed by

Taiwan Semiconductor Manufacturing Company Limited

Underwriting Agreement

                    , 2021

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198,

as the representative (the “Representative”) of the several Underwriters named in Schedule I hereto.

Ladies and Gentlemen:

TSMC Arizona Corporation, a corporation incorporated under the laws of the State of Arizona (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate principal amount of US$            of the Issuer’s            % notes due            (the “            Notes”), an aggregate principal amount of US$            of the Issuer’s            % notes due                (the “            Notes”) and an aggregate principal amount of US$            of the Issuer’s            % notes due            (the “            Notes”, and, together with the            Notes and the            Notes, the “Notes”).

The Notes will be unconditionally and irrevocably guaranteed (the “Guarantees” and together with the Notes, the “Securities”) as to payment of principal, interest and premium, if any, by Taiwan Semiconductor Manufacturing Company Limited (the “Guarantor”), a company limited by shares and duly organized and existing under the laws of the Republic of China (the “ROC”) and the parent of the Issuer. The Securities are to be issued under the indenture (the “Indenture”), dated as of            2021, among the Issuer, the Guarantor and Citibank N.A., as trustee (the “Trustee”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Guarantor and each Underwriter agrees that:

1.    Each of the Issuer and the Guarantor represents and warrants to each of the Underwriters that:

(a)    An “automatic shelf registration statement”, as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form F-3 (File No. 333-                    ) relating to debt securities, including the Securities, to be issued from time to time by the Issuer has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the Issuer or the Guarantor, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Issuer or the Guarantor (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Part I, Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b)     (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantor make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Issuer or the Guarantor by an Underwriter through the Representative expressly for use therein (“Underwriter Information”), it being understood and agreed that the only such Underwriter Information consists of the information set forth in Schedule IV hereto;

(c)     For the purposes of this Agreement, the “Applicable Time” is            [a.m.][p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)     The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto;

(e)     The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or statements in or omissions from the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act;

(f)     Since the date of the latest consolidated audited financial statements (and the notes thereto) of the Guarantor included or incorporated by reference in the Disclosure Package and Prospectus, the Guarantor and its subsidiaries, taken as a whole, have not sustained any material loss or interference with their business from epidemics, pandemics, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Guarantor and its subsidiaries, taken as a whole, or any change that would have a Material Adverse Effect, in each case otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; it being understood that, for purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the general affairs, management or current or future consolidated financial position, shareholder’s equity or results of operations of the Guarantor and its subsidiaries, taken as a whole, or on the ability of the Issuer or the Guarantor to perform its respective obligations under the Indenture, the Securities or this Agreement; and the Guarantor has no subsidiary that as of the date of the Preliminary Prospectus is a “significant subsidiary” as defined in Regulation S-X under the Act, otherwise than as set forth or contemplated in the Disclosure Package and the Pricing Prospectus;

(g)    Each of the Issuer and the Guarantor, as applicable, (i) has good and marketable title (including for valid land use rights with respect to properties in the People’s Republic of China, Hong Kong Special Administrative Region and Macau Special Administrative Region (collectively, solely for purposes of this Agreement, “China”) and the ROC) to all real property owned by them and good and marketable title to all personal property owned by them that is material to their business, in each case free and clear of all liens, encumbrances and defects, and (ii) any real property and buildings held under lease by the Issuer or the Guarantor in China and the ROC are held by the Issuer or the Guarantor, as applicable, under valid, subsisting and enforceable leases, except in each of (i) and (ii), (x) as described in the Disclosure Package and the Prospectus, (y) as would not reasonably be expected to materially affect the value of such property and would not reasonably be expected to materially interfere with the use made and proposed to be made of such property by the Issuer or the Guarantor, as applicable and (z) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)    Each of the Issuer and the Guarantor has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation, with all corporate power and authority to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists in the relevant jurisdiction of incorporation) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)    The Guarantor has the capitalization as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization”, and the Issuer is a wholly-owned subsidiary of the Guarantor, and all of the issued shares of capital stock of the Issuer and the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable;

(j)    The Notes have been duly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject, as to enforcement, bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”), and will be entitled to the benefits provided by the Indenture under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered in accordance with its terms by the Issuer, the Guarantor and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject to the Enforceability Exceptions; and each Transaction Document (as defined below) conforms in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus;

(k)    The Guarantees have been duly authorized and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in this Agreement, will be valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits provided by the Indenture under which the Securities are to be issued;

(l)    This Agreement has been duly authorized, executed and delivered by each of the Issuer and the Guarantor;

(m)    Other than as set forth in the Disclosure Package and the Prospectus, no consent, approval, authorization, order, clearance, registration, filing or qualification of, by or with any court, governmental agency or securities exchange (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Issuer or the Guarantor or any of their respective properties, including the Company Law of the ROC and the Securities and Exchange Law of the ROC and the regulations promulgated thereunder, is required for the issue, offer and sale of the Securities, or the consummation by the Issuer and the Guarantor of the transactions contemplated by this Agreement or the Indenture, except (i) such as have been obtained under the Act and the Trust Indenture Act, (ii) any consents, approvals, authorizations, clearances, registrations, filings or qualifications as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the ROC and the United States in connection with the purchase and distribution of the Securities; and (iii) any foreign exchange approval of the Central Bank of the Republic of China (Taiwan) (the “CBC”) prior to converting New Taiwan Dollars to U.S. Dollars for performing its obligations under the Guarantees if such conversion will cause it to exceed its annual foreign exchange quota of US$50 million (or such other amount as determined by the CBC from time to time at its discretion in consideration of the ROC’s economic and financial conditions or the needs to maintain the order of foreign exchange market in the ROC), as may be amended from time to time;

(n)    Other than as set forth in the Disclosure Package and the Prospectus, under the current laws and regulations of the ROC and any political subdivision thereof, subject to any foreign exchange approval (if required), all interest, principal, premium, if any, and other payment due or made on the Securities may be paid by the Issuer or the Guarantor to the holder thereof in U.S. dollars;

(o)    The issuance and sale of the Securities and the compliance by the Issuer and the Guarantor with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound or to which any of the property or assets of the Issuer or the Guarantor is subject, other than any such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the articles of incorporation, certificate of incorporation, by-laws or similar organization document of the Issuer or the Guarantor or (ii) any statute or any judgment, order, rule or regulation of any court, governmental agency or securities exchange having jurisdiction over the Issuer or the Guarantor or any of their respective properties, including the Arizona Corporation Law, the Company Law of the ROC and the Securities and Exchange Law of the ROC and the regulations promulgated thereunder, other than, with respect to (ii), any such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(p)    Other than as set forth in the Disclosure Package and the Prospectus, any stamp duty tax may be assessed on this Agreement under the ROC Stamp Tax Law if this Agreement was executed in the ROC and except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no stamp or other issuance, registration or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, State of Arizona, or ROC or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, offer, sale and delivery by the Issuer and the Guarantor of the Securities to or for the account of the Underwriters in the manner contemplated in this Agreement or (ii) the execution and delivery of this Agreement;

(q)    Other than as set forth in the Disclosure Package and the Prospectus, neither the Issuer nor the Guarantor is in violation of its constituent documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which any of them is a party or by which any of their properties may be subject, except such violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(r)    Neither the Issuer, the Guarantor nor any of their respective Affiliates has taken, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuer or the Guarantor to facilitate the sale or resale of the Securities. “Affiliate” of a specified person shall mean a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified;

(s)    Other than as set forth in the Disclosure Package and the Prospectus, there are no legal, arbitral or governmental proceedings (“Actions”) pending to which the Issuer or the Guarantor is a party or of which any property of the Issuer or the Guarantor is the subject which, if determined adversely to the Issuer or the Guarantor, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Issuer’s or the Guarantor’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

(t)    Except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Issuer and the Guarantor has all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies having jurisdiction over the Issuer or the Guarantor, as applicable, that are necessary to own, lease or use its properties and conduct its businesses as described in the Disclosure Package and the Prospectus other than any such licenses, franchises, authorizations, approvals, orders or concessions the absence of which would not, individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect;

(u)    Neither the Issuer nor the Guarantor is and, after giving effect to the offer and sale of the Securities, and the application of the net proceeds thereof as described in the Disclosure Package and the Prospectus, will be required to register as an “investment company” under the Investment Company Act of 1940, as amended;

(v)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Issuer, the Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer, the Guarantor or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, neither the Issuer nor the Guarantor was or is an “ineligible issuer” as defined in Rule 405 under the Act;

(w)    The Guarantor is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(x)    Deloitte & Touche, who has certified certain financial statements of the Issuer and the Guarantor and its subsidiaries, and has audited the Guarantor’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(y)    The consolidated financial statements (and the notes thereto) of the Guarantor included or incorporated by reference in the Disclosure Package and the Prospectus (the “Consolidated Financial Statements”) present fairly the financial position of the Guarantor as of the dates indicated and the results of operations and changes in financial position of the Guarantor for the periods specified, and the Consolidated Financial Statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) (other than as described therein); the summary and selected financial data included in the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Consolidated Financial Statements, except as otherwise indicated in the Disclosure Package and the Prospectus; the consolidated financial results for the third quarter ended September 30, 2021, included or incorporated by reference in the Disclosure Package and the Prospectus, present fairly the financial position of the Guarantor as of the dates indicated and the results of operations and changes in financial position of the Guarantor for the periods specified, and have been prepared and presented in accordance with the IFRS endorsed and issued into effect by the ROC Financial Supervisory Commission (“Taiwan-IFRS”), except as otherwise indicated in the Disclosure Package and the Prospectus;

(z)    With the understanding among the Issuer, the Guarantor and the Underwriters that (i) the semiconductor industry is characterized by frequent litigation regarding Intellectual Property (as defined below); (ii) the Guarantor has received, from time-to-time, communications from third parties asserting that the Guarantor may infringe upon their Intellectual Property; and (iii) because of the complexity of the technologies used and the multitude and overlapping of Intellectual Property, it is often difficult for semiconductor companies such as the Issuer and the Guarantor to determine infringement, each of the Issuer and the Guarantor reasonably believes that, except as otherwise disclosed in the Disclosure Package and the Prospectus, it owns or possesses the patents, patent licenses, licenses, trademarks, service marks, trade names, service names, copyrights and other intellectual property rights (“Intellectual Property”) necessary to conduct its business as presently conducted and as proposed to be conducted; and except as otherwise disclosed in the Disclosure Package and the Prospectus, each of the Issuer and the Guarantor reasonably believes that it has not received notice or claim of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which notice or claim remains in dispute and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(aa)    Under the laws of the ROC, each holder of the Securities shall be entitled, subject to the Indenture, to seek enforcement of its rights as legal owner of the Securities through the Trustee or its nominee registered as representative of the holders of the Securities in a direct suit, action or proceeding against the Guarantor;

(bb)    This Agreement, the Indenture and the Securities (the “Transaction Documents”) are enforceable under the laws of the ROC in accordance with their respective terms; to ensure the legality, validity, enforceability and admissibility into evidence in the ROC of each of the Transaction Documents, it is not necessary that any of the Transaction Documents be filed or recorded with any court or other authority in the ROC or that any stamp or similar tax be paid in the ROC or in respect of the Transaction Documents or any other document to be furnished thereunder, it being understood that in court proceedings in the ROC a translation into the Chinese language may be required; to ensure the legality, validity, enforceability and admissibility into evidence in the ROC of the Transaction Documents, it is not necessary that any stamp or similar tax be paid in the ROC or in respect of any other document to be furnished hereunder, so long as this Agreement or any documents which are deemed “receipts of monetary payment” under the ROC stamp tax law are executed by all parties outside the ROC;

(cc)    Except as set forth in the Disclosure Package and the Prospectus, neither the Issuer nor the Guarantor is engaged in any material transactions with its respective directors, officers, management, shareholders, or any other person, including persons formerly holding such positions, on terms that are not available to other parties on an arm’s-length basis;

(dd)    The Guarantor has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Guarantor, or to or for any family member or Affiliate of any director or executive officer of the Guarantor;

(ee)    None of the Issuer, the Guarantor or their respective subsidiaries nor, to the knowledge of the Guarantor or the Issuer, any director, officer, agent, employee or Affiliate of the Issuer, the Guarantor or any of their respective subsidiaries has taken any action, directly or indirectly, that would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and any other applicable anti-bribery or anti-corruption rules or regulations (together with the FCPA, the “Anti-Corruption Rules”); and the Issuer, the Guarantor and their respective subsidiaries have conducted their businesses in compliance with the Anti-Corruption Rules and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ff)    The operations of the Issuer and the Guarantor are and have been conducted at all times in compliance in all material respects with, to the extent applicable, financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering and anti-terrorist financing statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or the Guarantor with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer or the Guarantor, threatened;

(gg)    None of the Issuer, the Guarantor or their respective subsidiaries nor, to the knowledge of the Guarantor or the Issuer, any director, officer, agent, employee or Affiliate of the Issuer, the Guarantor or any of their respective subsidiaries is currently subject to (i) any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) any sanctions or measures imposed by the United Nations Security Council, the United Kingdom or the European Union or any other applicable jurisdictions (laws and regulations referred to in (i) and (ii) collectively, the “Sanction Laws and Regulations”). There have been no transactions, as of the date of this Agreement and at any time during the preceding five years, between the Issuer, the Guarantor or any of their respective subsidiaries, on the one hand, and on the other hand any country or entity in, or any person resident or located in, operating from, or incorporated under the laws of, those countries that are subject to any sanctions administered by any of the Sanction Laws and Regulations or, to the knowledge of the Issuer or the Guarantor, who perform contracts in support of projects in or for the benefit of the relevant countries;

(hh)    The summary balance sheet data of the Issuer as of September 30, 2021, included in the Disclosure Package and the Prospectus present fairly the financial position of the Issuer as of the date indicated and has been prepared in conformity with Taiwan-IFRS, except as otherwise indicated in the Disclosure Package and the Prospectus;

(ii)    All public notices, announcements and advertisements in connection with the issue and offer of the Securities and all filings and submissions provided by or on behalf of the Issuer and the Guarantor to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) in connection with the issue and offer of the Securities have complied and will comply with all statutory and other provisions to the extent applicable and rules or regulations of the SGX-ST. The Issuer has obtained approval in-principle for the Securities to be listed on the Official List of the SGX-ST;

(jj)    Except as disclosed in the Disclosure Package and the Prospectus, no subsidiary of the Issuer or the Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends, from making any other distribution on such subsidiary’s capital stock, from repaying any intercompany loans or advances or from paying any service fees or from transferring any of such subsidiary’s properties or assets to the Issuer or the Guarantor or any subsidiary of the Issuer or the Guarantor; and

(kk)    Except as disclosed in the Disclosure Package and the Prospectus, the Guarantor is not currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from making any capital contributions or other payments to the Issuer.

2.    Subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Issuer, at (i) a purchase price of                % of the principal amount of the                Notes, less an underwriting commission of                % of the principal amount thereof (ii) a purchase price of                % of the principal amount of the                Notes, less an underwriting commission of                % of the principal amount thereof and (iii) a purchase price of                % of the principal amount of the                Notes, less an underwriting commission of                % of the principal amount thereof, in each case plus accrued interest, if any, from                , 2021 to the Time of Delivery (as defined in Section 4(a)), the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.    Upon the authorization by the Representative of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Disclosure Package and the Prospectus.

4.    (a) The Securities to be purchased by each Underwriter, in definitive form, and in such authorized denominations and registered in such names as the Representative or its United States selling agents may request upon at least forty-eight hours’ notice to the Issuer and the Guarantor prior to the Time of Delivery (the “Notification Time”), shall be delivered by or on behalf of the Issuer and the Guarantor to the Representative or its United States selling agents, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer to the account designated by the Issuer and the Guarantor, payable to the order of the Issuer in Federal (same day) funds. The Issuer and the Guarantor will cause the certificates representing the Securities to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC, its designated custodian or Latham & Watkins LLP at 18th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong (the “Closing Location”). The time and date of such delivery and payment shall be [9:30] a.m., New York City time, on                , 2021 or such other time and date as the Representative, the Issuer and the Guarantor may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered as specified in subsection 4(a) above, all at the Time of Delivery. A meeting will be held at the Closing Location at [10:00] a.m., Hong Kong time, on the Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York or Taiwan are generally authorized or obligated by law or executive order to close.

5.    Each of the Issuer and the Guarantor agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representative with copies thereof; to prepare a final term sheet, containing solely a description of the Securities and the information set forth in Schedule II hereto, in a form approved by the Representative and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Issuer and/or the Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file, within the time periods required by the Exchange Act, all reports and any information statements required to be filed by the Issuer or the Guarantor, as the case may be, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    Promptly from time to time to take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Issuer and the Guarantor shall not be required to qualify as a foreign corporation or limited liability company or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(c)    Prior to 12:00 p.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representative may from time to time reasonably request, and if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the completion of the distribution by the Underwriters of the Securities and if at such time any event shall have occurred as a result of which the Disclosure Package or the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Disclosure Package or Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representative and upon its request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amendment or supplement to the Disclosure Package or Prospectus which will correct such statement or omission or effect such compliance;

(d)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158);

(e)    During the period beginning from the date hereof and continuing to and including the Time of Delivery or such earlier time as the Representative may notify the Issuer or the Guarantor, as the case may be, not to offer, sell contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any U.S. dollar-denominated securities of the Issuer or the Guarantor, as the case may be, that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing;

(f)    None of the Issuer or the Guarantor has taken, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuer or the Guarantor to facilitate the sale or resale of the Securities;

(g)    To use the net proceeds from the sale of the Securities pursuant to this Agreement in the manner specified in the Disclosure Package under the caption “Use of Proceeds”;

(h)    In connection with the approval-in-principle to list the Securities on the SGX-ST, to furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain such listing; and if the Issuer is unable to maintain such listing having used its reasonable best efforts, to use its reasonable best efforts to obtain and maintain a listing of the Securities on such other stock exchange or stock exchanges as the Issuer may agree with the Representative;

(i)    To make additional payments to the Underwriters any present or future taxes, duties or governmental charges, payable in the ROC, the U.S., the State of Arizona, Singapore or any political subdivision or taxing authority thereof or therein, which are or may be required to be paid in connection with the issuance, sale and delivery to the Underwriters. Moreover, all payments to be made by the Issuer and/or the Guarantor hereunder will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer or the Guarantor, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer and the Guarantor will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction had been made; and

(j)    Neither the Issuer nor the Guarantor will directly or indirectly use the proceeds of the Securities offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in any manner that would result in the violation of Sanctions Laws and Regulations by any person participating in the offering, whether as issuer, underwriter, advisor, investor, or otherwise.

6.    (a)(i)    The Issuer and the Guarantor represent and agree that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representative, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)       each Underwriter represents and agrees that, without the prior consent of the Issuer, the Guarantor and the Representative, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and

(iii)      any such free writing prospectus the use of which has been consented to by the Issuer, the Guarantor and the Representative (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule III hereto.

(b)     The Issuer and the Guarantor have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)    The Issuer and the Guarantor agree that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Issuer and the Guarantor will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any Underwriter Information;

(d)    The Issuer and the Guarantor represent and agree that (i) they have not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representative with entities that the Issuer and the Guarantor reasonably believe are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) they have not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representative that are listed on Schedule III hereto; and the Issuer and the Guarantor reconfirms that the Underwriters have been authorized to act on their behalf in engaging in Testing-the-Waters Communications; and

(e)    Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.    (a) The Underwriters covenant and agree with each of the Issuer and the Guarantor that the Underwriters will pay or cause to be paid the following:

(i)    the fees, disbursements and expenses of the Issuer’s and the Guarantor’s counsel in connection with the issuance and registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communications, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii)    the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(iii)    the cost of printing or producing this Agreement, the Indenture, the Blue Sky memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities;

(iv)    all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey;

(v)    the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities;

(vi)    the cost of preparing the Securities;

(vii)    the one-time fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the execution and delivery of the Indenture and the Securities;

(viii)    the costs and expenses relating to any road show in connection with the offering of the Securities;

(ix)    the fees charged by the SGX-ST in connection with the listing of the Securities thereon;

(x)    the fees, disbursements and expenses charged by the listing agent in connection with the offering and listing of the Securities on the SGX-ST;

(xi)    the fees charged by securities rating services for rating the Securities;

(xii)    all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7(a); and

(xiii)    the fees, disbursements and expenses of the independent accountant in connection with the issuance of the Securities.]

(b)    Additionally, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuer and the Guarantor herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Issuer and the Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions in all material respects:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Issuer or the Guarantor pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the knowledge of the Guarantor, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Guarantor, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)    (i) Latham & Watkins LLP, U.S. counsel for the Underwriters, shall have furnished to the Representative such opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and (ii) the Representative shall have received a negative assurance letter of Latham & Watkins LLP in such form as the Representative may reasonably request, dated the Time of Delivery, relating to their review of documents and their participation in the preparation of the Disclosure Package and the Prospectus;

(c)    Lee and Li, Attorneys-at-Law, ROC counsel for the Guarantor, shall have furnished to the Representative their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex I hereto;

(d)    Fennemore Craig, P.C., Arizona counsel for the Issuer, shall have furnished to the Representative their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex II hereto;

(e)    (i) Sullivan & Cromwell (Hong Kong) LLP, U.S. counsel for the Issuer and the Guarantor, shall have furnished to the Representative their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex III hereto and (ii) the Representative shall have received a negative assurance letter of Sullivan & Cromwell (Hong Kong) LLP, dated the Time of Delivery, in form and substance reasonably satisfactory to the Representative, relating to their review of documents and their participation in the preparation of the Disclosure Package and the Prospectus, to the effect set forth in Annex III hereto;

(f)    At the time of the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche shall furnish to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex IV hereto;

(g)    (i) Neither the Issuer nor the Guarantor has sustained since the date of the latest Consolidated Financial Statements included or incorporated by reference in the Disclosure Package any loss or interference with its business from epidemics, pandemics, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Disclosure Package that would have or would reasonably be expected to have a Material Adverse Effect; and (ii) since the respective dates as of which information is given in the Disclosure Package, there has not been any material adverse change in the capital stock or long-term debt of the Guarantor and its subsidiaries, taken as a whole, or any change that has Material Adverse Effect, otherwise than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Prospectus;

(h)    On the Applicable Time and until the Time of Delivery (i) no downgrading shall have occurred in the rating accorded the Guarantor’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s debt securities;

(i)    On the Applicable Time and until the Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Taiwan Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange, the SGX-ST or the Taiwan Stock Exchange; (iii) a general moratorium on commercial banking activities in New York, the ROC or the United Kingdom, declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the imposition of exchange controls by the United States or the ROC affecting the Issuer, the Guarantor or their respective security holders, Singapore, Hong Kong, the United Kingdom, the European Union or the ROC on or after the date of this Agreement; (v) the outbreak or escalation of hostilities involving the United States or the ROC or the declaration by the United States or the ROC of a national emergency or war that in the Representative’s reasonable judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or the ROC which, in the reasonable judgment of the Representative, would materially and adversely affect the market for the Securities;

(j)    The Issuer and the Guarantor shall have furnished or caused to be furnished to the Representative at the Time of Delivery certificates of officers of the Issuer and the Guarantor reasonably satisfactory to the Representative as to the accuracy in all material respects of the representations and warranties of the Issuer and the Guarantor herein at and as of such Time of Delivery, and as to the performance in all material respects, by the Issuer and the Guarantor of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, and as to such other matters as the Representative may reasonably request, and the Issuer and the Guarantor shall have furnished or caused to be furnished certificates as to the matters set forth in Section 8(a) and this Section 8(j), and as to such other matters as the Representative may reasonably request;

(k)    As of the Time of Delivery, the Issuer shall have received approval-in-principle for the listing of the Securities on the SGX-ST, subject only to compliance with the conditions specified in the approval-in-principle granted by the SGX-ST;

(l)    The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Time of Delivery;

(m)    The Securities shall be eligible for clearance and settlement through DTC; and

(n)    The Underwriters shall have received on the Time of Delivery a copy of the appointment letter of the Authorized Agent as provided under Section 16 hereof.

9.    (a) Each of the Issuer and the Guarantor will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each of the Issuer and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)    Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Issuer and the Guarantor against any losses, claims, damages or liabilities to which the Issuer or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Issuer or the Guarantor for any legal or other expenses reasonably incurred by the Issuer or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Issuer and the Guarantor bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Issuer or the Guarantor under this Section 9 shall be in addition to any liability which the Issuer or the Guarantor, respectively, may otherwise have and shall extend, upon the same terms and conditions, to any Affiliate of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act.

(f)    The obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and of the Guarantor (if applicable) and to each person, if any, who controls the Issuer or the Guarantor within the meaning of the Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representative may in its discretion arrange for itself or, subject to the approval of the Issuer and the Guarantor in the case of any party or parties other than the Underwriters (which approval shall not be unreasonably delayed or withheld), the Representative or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Securities, then the Issuer and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Issuer and the Guarantor that the Representative has so arranged for the purchase of such Securities, or the Issuer and the Guarantor notifies the Representative that it has so arranged for the purchase of such Securities, the Representative, on the one hand, or the Issuer and the Guarantor, on the other hand, shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Prospectus, or in any other documents or arrangements, and the Issuer and the Guarantor agree to prepare promptly any amendments to the Prospectus that in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10(a) with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative, on the one hand, and the Issuer and the Guarantor, on the other hand, as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuer and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representative, on the one hand, and the Issuer and the Guarantor, on the other hand, as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuer and the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Issuer or the Guarantor, except for the expenses to be borne by the Issuer, the Guarantor and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Issuer or the Guarantor, or any officer or director or controlling person of the Issuer or the Guarantor, and shall survive delivery of and payment for the Securities.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Issuer nor the Guarantor shall then be under any liability to any Underwriter except as provided in Section 7 and Section 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Issuer and the Guarantor as provided herein, the Issuer and the Guarantor will reimburse the Underwriters through the Representative for all reasonable out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Issuer and the Guarantor shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Section 7 and Section 9 hereof.

13.    In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representative as the representative at c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; and if to the Guarantor shall be delivered or sent by mail or facsimile transmission to the address of the Issuer and the Guarantor as set forth in the Registration Statement, Attention: Finance Division, fax number: +886 3 579 7337; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire, or other communication constituting such questionnaire, which address will be supplied to the Issuer and the Guarantor by the Representative upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Issuer and the Guarantor and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Guarantor and each person who controls the Issuer, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.    Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Issuer or the Guarantor brought by any Underwriter or by any person who controls any Underwriter, or against any Underwriter brought by the Issuer or the Guarantor, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any U.S. federal or state court located in the Borough of Manhattan in the City and State of New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive personal jurisdiction of such courts in any such suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby. The Guarantor shall appoint, for a duration of                years, TSMC North America as its authorized agent (an “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall not be revoked without the Representative’s prior written consent as the representative of the Underwriters. Each of the Issuer and the Guarantor shall procure that its respective Authorized Agent agrees to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the party that has appointed it shall be deemed, in every respect, effective service of process upon such party, as the case may be.

17.    Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Issuer and/or the Guarantor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuer or the Guarantor, as the case may be, will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuer or the Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

18.    Each of the Issuer and the Guarantor acknowledges and agrees that in connection with all aspects of the purchase and sale of the Securities pursuant to this Agreement or the process leading thereto, including the pricing of this offering and advice, if any, provided by the Underwriters:

(i)    it is contracting with the Underwriters on an arm’s length basis to provide the services described herein;

(ii)    the Underwriters are not acting as agents or as fiduciaries of, and owe no fiduciary duty to, the Issuer or the Guarantor; and

(iii)    the Underwriters are not assuming any duties or obligations under this Agreement to the Issuer or the Guarantor other than those expressly set forth in this Agreement. Further, it is not the intention of the parties hereto to create a fiduciary relationship between them. Each of the Issuer and the Guarantor waives to the full extent permitted by applicable law any claims it may have against the Underwriters for any breach or alleged breach of fiduciary duty arising in any way from this offering or the process leading thereto.

19.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Guarantor, on the one hand, and the Underwriters, or any of them, on the other hand, with respect to the subject matter hereof.

20.    Each of the Issuer, the Guarantor and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.    Time shall be of the essence of this Agreement.

22.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

23.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

24.    Notwithstanding anything herein to the contrary, the Issuer, the Guarantor (and the Issuer’s or the Guarantor’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Issuer or the Guarantor relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

25.    Section 1(gg) and Section 5(j) of this Agreement shall not apply to any party, if and to the extent that the expression of, or compliance with, such clause would cause such party to violate (i) any provision of the Regulation (EC) No. 2271/96 (the “EU Blocking Regulation”) (or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union or (ii) in the United Kingdom), any provision of Regulation (EC) No. 2271/96 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Blocking Regulation”) (or any law or regulation implementing the UK Blocking Regulation in the United Kingdom).

26.     (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this Section 26, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representative’s understanding, please sign and return to us one original or counterpart hereof for each of the Issuer, the Guarantor and the Representative of the Underwriter plus one for each counsel, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Issuer and the Guarantor.

Very truly yours,

TSMC Arizona Corporation

By:
Name:
Title:

Taiwan Semiconductor Manufacturing Company Limited

By:
Name:
Title:

Accepted as of the date hereof:
Goldman Sachs & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters named in Schedule I hereto

SCHEDULE I

Aggregate Principal Amount of Securities to be Purchased

Underwriter	Notes	Notes	Notes
Goldman Sachs & Co. LLC	US$	US$	US$

Total	US$	US$	US$

SCHEDULE II

Final Term Sheet

SCHEDULE III

1.	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: [Electronic Roadshow dated [ ]]

2.	Additional Documents Incorporated by Reference: [none]

3.	Written Testing-the-Waters Communications:

SCHEDULE IV

The following information constitutes the only information furnished by the Underwriters for use in the Prospectus and the Prospectus:

(a)	The [first] paragraph of text under the caption “Underwriting” in the Preliminary Prospectus, concerning the purchase of the Securities by the Underwriters;

(b)

The [first] paragraph of the text under the caption “Underwriting – Commissions and Discounts” in the Preliminary Prospectus, concerning the purchase price of the Securities and changes to the terms of the offering after the initial offering of the Securities;

(c)

The [second and third] sentence of the [first] paragraph of the text under the caption “Underwriting – New Issue of Notes” in the Preliminary Prospectus, concerning market-making activity, if any, by the Underwriters;

(d)	The first, second and third paragraphs of text under the caption “Underwriting – Short Positions” in the Preliminary Prospectus, concerning short position transactions by the Underwriters; and

(e)

The last sentence of the [first] paragraph, and the [second] and [third] paragraphs of text under the caption “Underwriting – Other Relationships” in the Preliminary Prospectus, concerning the offer and sale of the Securities.

ANNEX I

Form of Opinion for ROC Counsel for the Guarantor

ANNEX II

Form of Opinion for Arizona Counsel for the Issuer

ANNEX III

A.    Form of Opinion for U.S. Counsel for the Issuer and the Guarantor

B.    Form of Negative Assurance Letter for U.S. Counsel for the Issuer and the Guarantor

ANNEX IV

A.    Form of Comfort Letter

B.    Form of Bring-Down Comfort Letter